Exhibit 99.1

NEWS BULLETIN	FARO Technologies, Inc. 250 Technology Park Lake Mary, FL 32746
The Measure of Success	FOR IMMEDIATE RELEASE

FARO Names Katrona Tyrrell Chief People Officer
LAKE MARY, FL, January 16, 2017 – FARO® (NASDAQ: FARO) today announced the appointment of Katrona Tyrrell as Chief People Officer (CPO). She will report directly to Simon Raab, Ph.D., FARO’s President and CEO.
Ms. Tyrrell will advise the senior leadership team as it works to scale FARO’s vertical sales organization while maintaining and strengthening FARO’s entrepreneurial culture, employee engagement, and career development. As CPO, she will guide all aspects of human resources for the company, including Human Resources business partnering, talent management and Human Resources Information Systems.
“Our culture is a fundamental component to what makes our company special and high-performing,” said Simon Raab, Ph.D., FARO’s President and CEO. “We created the CPO role specifically to bolster this important foundation. Strength in this area of our business allows us to succeed in everything else we do and is essential to propel our growth. Katrona’s extensive background and experience building, maintaining and leading talent and corporate culture strategies will complement the founder-CEO mentality we have returned to the company. I’m excited for her partnership, perspective, and the contributions she’ll make.”
Ms. Tyrrell joins FARO from IDT Corporation where she was the Global Senior Vice President – Human Resources, leading a team that was responsible for global succession planning, leadership development, performance management, employee engagement, and organizational effectiveness. Prior to joining IDT in 2006, Ms. Tyrrell held leadership and management positions at Towergate Partnership, Ltd. and Roberts & Partners Managed Services in the U.K. Ms. Tyrrell holds a post-graduate diploma in strategic management from Crawley College in the U.K.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO's products, and FARO's product development and product launches. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "is," "will" and similar expressions or discussions of FARO's plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;

•	the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;

•
declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.
Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.
About FARO
FARO is the world's most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.
FARO's global headquarters are located in Lake Mary, Florida.  The Company also has a technology center and manufacturing facility consisting of approximately 90,400 square feet located in Exton, Pennsylvania containing research and development, manufacturing and service operations of its FARO Laser TrackerTM and FARO Cobalt Array Imager product lines.  The Company's European regional headquarters is located in Stuttgart, Germany and its Asia Pacific regional headquarters is located in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, India, China, Malaysia, Thailand, South Korea, Australia and Japan.
More information is available at http://www.faro.com